SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         Current Report


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  January 27,
                     1999 (January 26, 1999)


                KANSAS CITY POWER & LIGHT COMPANY
     (Exact name of registrant as specified in its charter)



                              1-707
                    (Commission file number)


         MISSOURI                                   44-0308720
(State of other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)


                           1201 Walnut
                  Kansas City, Missouri  64106
            (Address of principal executive offices)


                         (816) 556-2200
      (Registrant's telephone number, including area code)


                         NOT APPLICABLE
  (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

Missouri Earnings Stipulation and Agreement

      On January 26, 1999, Kansas City Power & Light Company (Company), the Staff of the Missouri Public Service Commission (Commission Staff), and the Office of Public Counsel, filed with the Missouri Public Service Commission (Commission) a Stipulation and Agreement to resolve the Commission Staff's recent earnings audit. (A copy of the Stipulation and Agreement accompanies this Report on Form 8-K as Exhibit 99.) The components of the proposed settlement include:

     -     A  reduction  in  annual  Missouri  revenues  of  3.2%
       (approximately $15 million) effective March 1, 1999.

     - A moratorium on additional rate changes until the earlier of September 1, 2001, or closing of the merger of the Company and Western Resources, Inc. (KCPL/Western merger) with effective dates of March 1, 2002, or one year following the close of the KCPL/Western merger, whichever occurs first.

     - In the KCPL/Western merger case filed before the Commission, the Commission Staff and Office of Public Counsel reserve the right to recommend (i) a rate reduction upon closing of the KCPL/Western merger as a condition to the Commission's approval of an alternative regulatory plan, and (ii) additional rate reductions that would be effective no sooner than one year following closing of the KCPL/Western merger.

      The  Commission must approve the Stipulation and Agreement.
The Company is hopeful that Commission approval will occur in time for the rate reduction to be implemented by the March 1, 1999, effective date.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibit
     Number

       99 Stipulation and Agreement entered into January 26, 1999, by and among Kansas City Power & Light Company, Staff of the Missouri Public Service Commission, and Office of Public Counsel.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              KANSAS CITY POWER & LIGHT COMPANY

                              /s/Jeanie Sell Latz

                              Senior Vice President-Corporate Services

Date:     January 27, 1999